                                                                    EXHIBIT 23.1



               Consent of Independent Certified Public Accountant



The Board of Directors
Zions Bancorporation:



We consent to the use of our report dated January 26, 1999, with respect to the consolidated financial statements of Zions Bancorporation as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.



                                             /s/ KPMG LLP


November 19, 1999
Salt Lake City, Utah